Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2020

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2020.

Revenues from Operations for the three months ended January 31, 2020 amounted to $5,039,060 compared to revenues of $5,321,725 in the comparable 2019 three-month period, while revenues from Operations for the six months ended January 31, 2020 were $10,074,975 compared to revenues of $10,482,897 in the comparable 2019 six-month period.

Net loss from Operations for the three months ended January 31, 2020 was ($57,281), or ($.02) per share, compared to net income from Operations of $293,960, or $.15 per share, in the comparable 2019 three-month period.

Net income from Operations for the six months ended January 31, 2020 was $71,263, or $.04 per share, compared to net income from Operations of $214,766, or $.11 per share, in the comparable 2019 six-month period.

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Dated: March 4, 2020